[logo]    WEINBERG & COMPANY, P.A.
          ------------------------
          CERTIFIED PUBLIC ACCOUNTANTS


                                          August 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    RE: RAPTOR INVESTMENTS, INC.
                        FILE REF. NO. 0-23026

We were previously the principal accountant for Raptor Investments, Inc. and under the date of April 11, 2003 we reported on the consolidated financial statements of Raptor Investments, Inc. as of and for the years ended December 31 2002 and 2001. On June 23, 2003, our appointment as principal accountant was terminated. We have read Raptor Investments, Inc.'s statements included under
Item 4 of its Form 8-K/A dated June 24, 2003, and we agree with the statements made in response to that Item insofar as they relate to our Firm, except as follows:

1. The report of Weinberg & Company, P.A. on the consolidated financial statements of the Company for the year ended December 31, 2002 contained a modification expressing substantial doubt about the Company's ability to continue as a going concern.


                                        Very truly yours,




                                        /s/ WEINBERG & COMPANY, P.A.
                                        ----------------------------
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants



                             Town Executive Center
                          6100 Glades Road o Suite 314
                           Boca Raton, Florida 33434
             Telephone: (561) 487-5765 o Facsimile: (561) 487-5766


                                   Watt Plaza
                       1875 Century Park East o Suite 600
                         Los Angeles, California 90067
             Telephone: (310) 407-5450 o Facsimile: (310) 407-5451


                          Website: www.capweinberg.com
    American Institute of CPA's/Division for CPA Firms SEC Practice Section


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